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                                                                  Exhibit 10.21

                                      Note

$100,000,000                                                 December 22, 1997

     FOR VALUE RECEIVED, the undersigned, PIONEER NATURAL RESOURCES COMPANY, a Delaware corporation, with offices at 303 W. Wall, Suite 101, Midland, Texas (herein called "Borrower"), hereby promises to pay to the order of NATIONSBANK OF TEXAS, N.A. (herein called "Lender"), the principal sum of ONE HUNDRED MILLION AND NO/100 DOLLARS ($100,000,000), or, if greater or less, the aggregate unpaid principal amount of each advance made under this Note ("Advance") by Lender to Borrower, together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the principal banking offices of the Lender, 901 Main Street, Dallas, Texas 75202, or at such other place as from time to time may be designated by the holder of this Notes, with the concurrence of Borrower and Lender. Subject to the terms and conditions of the Credit Agreement and hereof, Borrower may borrow, repay and reborrow hereunder.

     Reference is made to that certain Amended and Restated Credit Facility Agreement - Primary Facility, dated as of December 18, 1997, by and among Borrower, NationsBank of Texas, N.A., as Administrative Agent, CIBC Inc., as Documentation Agent, Morgan Guaranty Trust Company of New York, as
Documentation Agent, The Chase Manhattan Bank, as Syndication Agent, the Co-Agents party thereto, and the Lenders from time to time parties thereto (the "Credit Agreement"). This Note is not one of the Notes issued pursuant to the Credit Agreement. The Note incorporates by reference the terms and provisions of the Credit Agreement, including, but not limited to, the manner of making advances, the provisions for interest rate elections, provisions for payment and prepayment and acceleration of the maturity hereof upon the happening of certain events. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not otherwise defined herein which are hereby incorporated by this reference.

     The principal amount of this Note, together with all interest accrued hereon and unpaid along with any other amounts due and owing in connection with this Note, shall be due and payable in full on the earlier to occur of (i) April 1, 1999 ("Maturity Date") or (ii) the date when the commitments of Lender under this Note are terminated. Borrower may reduce the amount of the Lender's commitments hereunder at any time upon three (3) days written notice of Lender. Upon the occurrence of an Event of Default under the Credit Agreement, Lender's commitments hereunder shall immediately terminate.

     Interest accrued on each Advance evidenced by this Note shall be payable, without duplication: (a) on the Maturity Date; (b) with respect to any Base Rate Portion of the Advances evidenced by this Note, on the third Business Day of each Fiscal Quarter occurring after the date of the initial borrowing of a Base Rate Portion hereunder; (c) with respect to any Eurodollar Portion of the Advances evidenced by this Note, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed 90 days, on the 90th day of such Interest Period and every 90 days thereafter until the end of such Interest Period); (d) with respect to any Base Rate Portion converted into a Eurodollar Portion of the Advances evidenced by this Note pursuant to a Rate Election on a day when interest would not

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otherwise have been payable pursuant to clause (b), on the third Business Day of each Fiscal Quarter occurring after the date of such conversion; and (e) on any portion of the Advances evidenced by this Note, the Maturity Date of which is accelerated pursuant to Section 6.1 of the Credit Agreement, on the date to which the Maturity Date of such portion has been accelerated. Interest accrued on the Advances evidenced by this Note or other monetary Obligations arising under this Note, the Credit Agreement or any other Loan Document after the date such amount is due and payable (whether on the Maturity Date, upon acceleration or otherwise) shall be payable on demand.

        The Base Rate Portion of the Advances evidenced by this Note (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base Rate, plus the applicable Base Rate Margin. Each Eurodollar Portion of the Advances evidenced by this Note (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the applicable Eurodollar Rate, plus the applicable Eurodollar Margin. All past due principal of the Advances evidenced by this Note (whether payable on the Maturity Date or otherwise) shall bear interest on each day outstanding after its due date at the applicable Default Rate in effect on such day.

        Notwithstanding the other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the Maximum Lawful Rate and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon. In the event applicable law provides for a ceiling under Chapter 1D of Article 5069 of the Texas Credit Title, Title 79, Vernon's Texas Civil Statutes, as amended (formerly Article 5069-1.04, Vernon's Texas Civil Statutes, as amended), that ceiling shall be the indicated rate ceiling. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater interest as such laws now exist or may be enacted, changed or amended or come into effect in the future.

        If this Note is placed in the hands of an attorney for collection after a Default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, the undersigned Borrower and any and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

        The undersigned Borrower and any and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

        It is contemplated that by reason of prepayment hereon there may be times when no indebtedness is owing hereunder; notwithstanding such occurrences, as long as all of Lender's commitments


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hereunder have not been terminated, this Note shall remain valid and shall be in full force and effect as to Advances subsequent to each occurrence.

        THIS NOTE AND THE RIGHTS AND DUTIES OF THE UNDERSIGNED BORROWER AND LENDER WITH RESPECT HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

        THIS WRITTEN AGREEMENT AND THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                                       PIONEER NATURAL RESOURCES
                                       COMPANY


                                       By: /s/ GARRETT SMITH
                                          -------------------------------
                                          Name: M. Garrett Smith
                                          Title: Executive Vice President and
                                                 Chief Financial Officer














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